AMENDMENT TO AGREEMENT OF SALE

     Reference is made to an Agreement of Sale (the "Agreement") dated as of August 8, 1996, by and between Avalon Properties, Inc., a Maryland corporation ("Purchaser") and Boulder Springs Limited Partnership, an Illinois limited partnership ("Seller") with respect to certain property known as Boulder Springs Apartments, Richmond, Virginia as more particularly described in Exhibit A attached to the Agreement.

     Purchaser and Sellers desire to amend the Agreement in certain respects.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

     1. The Purchase Price as defined in the Agreement is hereby changed from $15,600,000.00 to $14,956,000.00.

     2. Purchaser hereby agrees that at the time of Closing the alleged violations of the Virginia Uniform Statewide Building Code as set forth in a report based upon attic inspections dated October 18 and 19, 1995, need not be cured prior to Closing, and that upon Closing Seller shall have no obligation to Purchaser to cure the same. Furthermore, the alleged violations shall constitute modifications to any representation or warranty made by Seller with respect to the physical condition of the Property or its compliance with law.

     3. Attached hereto as Exhibit B is a substituted Personal Property Inventory dated as of August 28, 1996, which shall be substituted in its entirety for Exhibit B to the Agreement.

     4. Except as herein amended, the Agreement remains in full force and effect in accordance with its terms.

     Executed under seal this 13th day of September, 1996.

                         AVALON PROPERTIES, INC.


                         By:   /s/ Lili Dunn
                              ----------------------------------

                         BOULDER SPRINGS LIMITED PARTNERSHIP

                         By:  Boulder Springs, Inc.


                              By:   /s/ James E. Mendelson
                                   ----------------------------------
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